SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor
Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of MercadoLibre, Inc. (the “Company”) was held on June 14, 2012 for the following purposes:

•	to elect two Class II directors nominated by the Company’s board of directors to serve for a term of three years each;

•	to elect one Class I director nominated by the Company’s board of directors to serve for a term of two years;

•	to hold an advisory vote on executive compensation; and

•	to ratify the appointment of Deloitte & Co. S.R.L. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The number of outstanding shares of the Company’s common stock as of April 20, 2012, the record date for the Annual Meeting, was 44,147,120 shares. 41,965,453 shares of common stock were represented in person or by proxy at the Annual Meeting, which were sufficient to constitute a quorum for the purpose of transacting business at the Annual Meeting.

At the Annual Meeting, the stockholders elected both Class II director nominees and the Class I director nominee, approved (on a non-binding basis) the Company’s executive compensation and ratified the appointment of Deloitte & Co. S.R.L. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The final voting results for each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1A — Election of two Class II Directors:

Nominee for Director	For	Withheld
Martín de los Santos	39,764,195	33,456
Nicolás Galperin	22,165,291	17,632,360

Proposal 1B — Election of one Class I Director:

Nominee for Director	For	Withheld
Susan Segal	39,770,832	26,819

In addition, there were 2,167,802 broker non-votes associated with the election of the directors.

Proposal 2 — Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
39,180,258	606,564	10,829	2,167,802

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
41,930,018	31,574	3,861	*

*	No broker non-votes arose in connection with Proposal Three, due to the fact that the matter was considered “routine” under New York Stock Exchange rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: June 15, 2012	By:	/s/ Pedro Arnt

	Name: Title:	Pedro Arnt Vice President and Chief Financial Officer